Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-208713 on Form S-8 of our report dated June 28, 2016, appearing in this Annual Report on Form 11-K of The Southern Company Employee Savings Plan for the year ended December 31, 2015.

/s/ WARREN AVERETT, LLC
Warren Averett, LLC

Atlanta, GA

June 28, 2016